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                                                                     EXHIBIT 11

                          LANDRY'S RESTAURANTS, INC.

        STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE--DILUTED

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
                                                           Year Ended December 31,
                                                     -----------------------------------
                                                        2001        2000        1999
                                                     ----------- ----------- -----------
Net Income.......................................... $26,919,569 $14,650,118 $15,375,733
                                                     =========== =========== ===========
Weighted Average Common Shares Outstanding..........  21,750,000  23,400,000  26,675,000
Common Stock Equivalents--Stock Options.............     785,000     200,000     350,000
                                                     ----------- ----------- -----------
Weighted Average Common and Common Equivalent Shares
  Outstanding--(Diluted) ...........................  22,535,000  23,600,000  27,025,000
                                                     =========== =========== ===========
Net Income Per Share--(Diluted)..................... $      1.19 $      0.62 $      0.57
                                                     =========== =========== ===========
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